UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 15, 2008

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Fred L. Dailey, Chairman of the Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac”), in a letter dated September 15, 2008, advised the President of the United States that he was resigning his position as Chairman of the Board of Farmer Mac.  In that letter, Mr. Dailey cited the demands on his time as the Republican candidate for U.S. Representative in Congress for the 18th District of Ohio and a commitment he had publicly made as reasons for his resignation.  Mr. Dailey’s resignation was effective September 15, 2008.  Lowell Junkins, Farmer Mac’s Vice Chairman, is currently the Acting Chairman of Farmer Mac.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Vice President – General Counsel

Dated:         September 19, 2008